SUB-ITEM77Q1(a)

                            ARTICLES OF AMENDMENT OF

                  INVESCO COMBINATION STOCK & BOND FUNDS, INC.



         INVESCO Combination Stock & Bond Funds, Inc., a Maryland corporation (the "Corporation"), having its principal office in the State of Maryland at c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation desires to, and does hereby, amend its charter (the "Charter") as currently in effect by deleting in its entirety Article I thereof and in lieu thereof adding a new Article I, as follows:

                                   "ARTICLE I

                                 NAME AND TERM

                  The name of the corporation is AIM Combination Stock & Bond Funds, Inc. The corporation shall have perpetual existence."

         SECOND: The amendment of the Charter as hereinabove set forth has been duly approved by a majority of the entire Board of Directors of the Corporation. Such amendment is limited to a change expressly authorized by ss.2-605 of the Maryland General Corporation Law, as amended, to be made without action by the stockholders of the Corporation.

         THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         FOURTH: The amendment to the Charter set forth above in FIRST shall become effective on October 1, 2003.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 23rd day of September 2003.



                                                By: /s/ Raymomd R. Cunningham
                                                  ---------------------------
                                                   Name: Raymond R. Cunningham
                                                   Title: President



ATTEST:



By: /s/ Glen A. Payne
    -------------------
     Name: Glen A. Payne
     Title: Secretary